UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011 (September 22, 2011)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, Daniel J. Rosenberg was appointed as Senior Vice President — Legal and General Counsel of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”).  Mr. Rosenberg will continue to serve as our Secretary, a position he has held since December 2007.  Mr. Rosenberg serves in the same capacities for our advisor and our property manager.  Mr. Rosenberg joined Behringer Harvard in June 2004.  Mr. Rosenberg is responsible for legal matters related to Behringer Harvard’s multifamily platform.  Prior to the formation of the first Behringer Harvard sponsored multifamily program in 2006, Mr. Rosenberg was responsible for all legal aspects of Behringer Harvard’s private offerings.  Prior to joining Behringer Harvard, Mr. Rosenberg was a corporate associate at the New York office of what was then Katten Muchin Zavis Rosenman LLP, a leading national law firm, where he represented private and public companies in a wide range of corporate transactions, including acquisitions, divestitures, mergers, financings, joint ventures, private placements and high-yield debt offerings.  Mr. Rosenberg received a Bachelor of Arts degree from the University of Wisconsin at Madison and a Juris Doctor degree from Emory University School of Law in Atlanta, Georgia.  Mr. Rosenberg is licensed as an attorney in Texas and New York.

The appointment of Mr. Rosenberg was not made pursuant to any arrangement or understanding between him and any other person. We do not directly compensate our officers for services rendered to us. Other than his affiliation with our advisor and our property manager and our ongoing relationship with them as previously reported, Mr. Rosenberg does not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party.

Item 5.07                     Submission of Matters to a Vote of Security Holders.

On September 22, 2011, we held our annual meeting of stockholders. A total of 69,214,077 of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 50.9% of the total number of shares entitled to vote at the meeting.

At the annual meeting, our stockholders elected the six nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	66,400,206	2,813,870
Robert S. Aisner	66,470,047	2,744,029
Sami S. Abbasi	66,351,715	2,862,361
Roger D. Bowler	66,456,535	2,757,541
Jonathan L. Kempner	66,474,000	2,740,076
E. Alan Patton	66,479,658	2,734,418

Item 7.01                     Regulation FD Disclosure.

On September 26, 2011, we issued a press release announcing the acquisition of Renaissance, a 132-unit multifamily community located in Concord, California.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 8.01                     Other Events.

On September 22, 2011, our board of directors authorized distributions payable to the stockholders of record each day for October 1, 2011 through December 31, 2011.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.0016438 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 6.0% annualized rate based on a purchase price of $10.00 per share.  A portion of each distribution may constitute a return of capital for tax purposes.  There is no assurance that we will continue to declare distributions or at this rate.

Item 9.01                     Financial Statements and Exhibits.

(d)          Exhibits.

99.1         Press Release, dated September 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: September 26, 2011	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President — Legal and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 26, 2011.